                                                                  EXHIBIT 10.2.1


                             SECURED PROMISSORY NOTE

U.S. $250,000.00                                                   June 18, 1998
                                                                Atlanta, Georgia

         FOR VALUE RECEIVED, the undersigned, Mary M. Thomas, an individual resident of the State of Georgia (the "Borrower") promises to pay to the order of IRT Property Company, a Georgia corporation (together with any holder hereof, the "Holder") at the main offices of the Holder located at 200 Galleria Parkway, N.W., Suite 1400, Atlanta, Georgia 30339, or at such other place as the Holder may designate in writing to the Borrower, in lawful money of the United States of America, the principal sum of TWO HUNDRED FIFTY THOUSAND and NO/100 DOLLARS ($250,000).

         Interest shall accrue on the outstanding principal amount of this Note at a rate equal to seven percent (7.00%) per annum, and shall be calculated and paid based upon a year consisting of 12 months of 30 days each. Interest shall be due and payable quarterly in arrears on the first day of April, July, October and January of each year, commencing on October 1, 1998, at maturity and upon any acceleration of the principal amount due hereunder, if earlier.

         Interest shall accrue on any amount past due hereunder at a rate equal to the "Prime Rate" of interest quoted in The Wall Street Journal, as in effect from time to time, plus two percent per annum. All such interest shall be due and payable on demand.

         The entire outstanding principal balance hereunder shall be due and payable on July 1, 2008, or if sooner, 90 days following the death or Disability of the Borrower or the termination of employment of the Borrower with IRT Property Company or an affiliated company. The Borrower may prepay the principal amount outstanding under this Note in whole or in part at any time, and from time to time, without penalty or charge. For purposes of this Note, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

         In no event shall the amount of interest due or payable under this Note exceed the maximum rate of interest allowed by the laws of the State of Georgia and, in the event any such payment is inadvertently paid by the Borrower or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Holder in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under applicable law.

         This Note shall constitute a general, secured full recourse obligation of the Borrower through July 1, 2003, but thereafter, following an Event of Default (as defined below), the Borrower's liability hereunder shall be limited to the Collateral and the Borrower shall have no liability or obligation for any deficiency arising from a foreclosure and/or sale of the Collateral by the Holder.

         The Borrower shall pay all expenses incurred by the Holder in the collection of this Note, including, without limitation, the fees and disbursements of counsel to the Holder in the amount of fifteen percent (15%) of the unpaid principal balance and accrued interest, if this Note is collected by or through an attorney-at-law.

         Each of the following events shall constitute an "Event of Default" under this Note: (i) failure of the Borrower to pay any principal, interest or other amount due hereunder within five business days of the due date, or the Borrower shall in any way fail to comply with the other terms, covenants or conditions contained in this Note; (ii) any written representation or warranty made at any time by the Borrower to the Holder shall prove to have been incorrect or misleading in any material respect when made; (iii) a default, event of default, or event which with the giving of notice or the passage of time or both would constitute a default or event of default, shall have occurred and be continuing for 60 days under any document, instrument, contract or agreement (a) evidencing or securing indebtedness of the Borrower for borrowed money and (b) which is material to the financial condition of the Borrower; (iv) a final judgment or order for the payment of money, or any final order granting equitable relief, shall be entered against the Borrower and such judgment or order has or will have a materially adverse effect on the financial condition of the Borrower; (v) a warrant, writ of attachment, levy or other similar process shall be issued against any property of the Borrower; (vi) the Borrower shall
(a) commence a voluntary case under the federal Bankruptcy Code, as amended or other bankruptcy law (as now or hereafter in effect); (b) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, or adjustment of debts; (c) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy, insolvency or adjustment of debts laws;
(d) apply for or consent to, or fail to contest in a timely and appropriate manner, the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of her property; (e) be unable to, or admit in writing her inability to, pay her debts as they become due; (f) make a general assignment for the benefit of creditors; or (g) make a conveyance fraudulent as to creditors under any state or federal law; (vii) a case or other proceeding shall be commenced against the Borrower in any court of competent jurisdiction seeking (a) relief under the federal Bankruptcy Code, as amended or other bankruptcy law (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, or adjustment of debts or (b) the appointment of a trustee, receiver, conservator, custodian, liquidator for the Borrower or all or any substantial part of the assets, domestic or foreign, of the Borrower; (viii) Borrower sells, pledges, hypothecates, grants a security interest in or lien on, encumbers, or in any manner transfers or disposes of any shares of IRT Property Company $1.00 par value common stock ("Common Stock") securing this Note and all proceeds and products, together with any and all substitutions and replacements therefore or other collateral (collectively, "Collateral") specified in the Pledge Agreement.

         Upon the occurrence of an Event of Default, all of the Borrower's obligations hereunder, without demand or notice of any kind, may be immediately declared, and thereupon shall immediately become in default and due and payable and the Holder may exercise any and all rights and remedies available to it at law, in equity or otherwise.

         THE BORROWER AGREES THAT ALL OF THE PAYMENT OBLIGATIONS HEREUNDER SHALL BE ABSOLUTE, UNCONDITIONAL AND, FOR THE PURPOSES OF MAKING PAYMENTS HEREUNDER, THE BORROWER HEREBY WAIVES ANY RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM.

         No delay or failure on the part of the Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

         All amendments to this Note, and any waiver or consent of the Holder, must be in writing and signed by the Holder and the Borrower, and any waivers or consents shall be limited to the express matters and periods provided therein, and shall not constitute a waiver of any other terms.

         The Borrower hereby waives presentment, demand, notice of dishonor, protests and all other notices whatever.

         This Note shall be binding upon the estate, heirs, trustees, successors and assigns of the Borrower. A Holder of this Note may assign or transfer this Note to any person or entity without notice to, or the consent of, the Borrower.

         This Note shall be secured by and entitled to the benefits of that certain Pledge Agreement dated as of the date hereof (the "Pledge Agreement") by and between the Holder and the Borrower.

         Any notice to be given hereunder shall be in writing, shall be sent to the Holder's address as specified in the first paragraph hereof or the Borrower's address set forth below its signature hereto, as the case may be, and shall be deemed received (i) on the earlier of the date of receipt or the date three business days after deposit of such notice in the United States mail, if sent postage prepaid, certified mail, return receipt requested or (ii) when actually received, if personally delivered.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         IN WITNESS WHEREOF, the Borrower has executed and delivered this Note under seal as of the date and year first written above.

                                     /s/ Mary M. Thomas    (SEAL)
                                     ----------------------
                                     Name: Mary M. Thomas


                                     Address for Notices:

                                     3011 Greenwood Trail
                                     Marietta, Georgia  30067